Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2018 Results

•	Q4 2018 net revenue from continuing operations of $61.6 million, and pro forma EPS of $0.26, both within guidance range
•

Q4 2018 GAAP EPS of $0.00 as compared to GAAP EPS of $0.29 in the same period in the prior year. Q4 2018 GAAP EPS includes the discontinued operations for REL Working Capital group and the write-off of the investment for the HPE software offering

•	Fiscal 2018 net revenue from continuing operations of $264.5 million, pro forma EPS of $1.06, and GAAP EPS of $0.74
•	Company announces annual dividend increase of 6% from $0.34 to $0.36

MIAMI, FL – February 19, 2019 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the fourth quarter, which ended on December 28, 2018.

Q4 2018 net revenue (gross revenue less reimbursable expenses) from continuing operations was $61.6 million, down 1%, as compared to the same period in the prior year. Q4 2018 gross revenue from continuing operations was $66.5 million, down 1%, from the same period in the prior year. Fiscal year 2018 net revenue (gross revenue less reimbursable expenses) from continuing operations was $264.5 million, up 4% from prior year.

GAAP diluted losses per share were $0.00 for the fourth quarter of 2018, compared to earnings of $0.29 in the fourth quarter of 2017. GAAP diluted earnings per share were $0.74 for fiscal year 2018, compared to earnings of $0.85 for the fiscal year 2017. During the fourth quarter of 2018, the Company recorded a $6.3 million write-off of its investments in HPE software and Working Capital and recorded discontinued operations of its REL working capital group, all of which negatively impacted earnings per share by $0.23.  During the fourth quarter of 2017, the adoption of the new tax pronouncements and tax legislation favorably impacted GAAP diluted earnings per share by $0.12.

Q4 2018 pro forma diluted earnings per share were $0.26, up 4% when compared to $0.25 for the same period in the prior year. Fiscal 2018 pro forma diluted earnings per share were $1.06, up 12% when compared to $0.95 for the prior year. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

At the end of the fourth quarter of 2018, the Company’s cash balances were $13.8 million. During the quarter, the Company repurchased 15 thousand shares under its stock repurchase program. As of the end of the fourth quarter of 2018, the Company’s remaining stock repurchase program authorization was $6.9 million.

“In Q4 we took several actions that reinforced our focus on our growing digital transformation groups and strengthened our organization as we head into 2019,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “Although the decline in our on-premise implementation revenues unfavorably impacted our Q4 results and the start of 2019, as we decrease our exposure to our legacy on premise revenue, we expect to continue to get closer to realizing the revenue growth of our digital transformation focus.”

Based on the current economic outlook, the Company estimates total net revenue for the first quarter of 2019 to be in the range of $61.5 million and $63.0 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $66.5 million and $68.0 million. The Company estimates pro forma diluted earnings per share for the first quarter of 2019 to be in the range of $0.21 and $0.23.

Other Highlights

European Best Practices Conference – Nearly 200 business executives from over 134 companies attended The Hackett Group’s 2018 European Best Practices Conference “Unlocking Digital Value” in London from October 9th to October 11th. Speakers included leaders in finance, procurement, HR, IT, global business services and working capital from over a dozen of Europe’s largest and most successful companies, including: Agrekko, AstraZeneca, Cisco, HP Inc., IBM, Nokia, Robert Bosch GmbH, Rolls-Royce, Pearson Plc, Redwood Software, SAP, Shell Smith & Nephew, Tungsten Network, Wipro and Vodafone.

UiPath Alliance - The Hackett Group, Inc. announced that it has been named a Recommended Partner by UiPath, the leading enterprise Robotic Process Automation (RPA) software company. The partnership will enable The Hackett Group to further expand its ability to offer UiPath solutions to clients.

Oracle Excellence Award - Oracle awarded The Hackett Group with its 2018 Oracle Excellence Award for Specialized Partner of the Year –SaaS Innovation Solution of the Year. The award recognizes The Hackett Group for its commitment to delivering innovative, specialized solutions and services using Oracle Cloud software and hardware.

CASME Alliance - The Hackett Group, Inc. and CASME launched an alliance that will provide procurement clients of both companies with access to additional insights, research assets and networking opportunities. Through the reciprocal alliance, members of The Hackett Group’s Procurement Advisory Programs will benefit from access to CASME’s extensive spend category-specific market intelligence and indirect spending expertise, as well as selected Webcasts, RoundTables, virtual events and other peer networking opportunities. CASME clients will gain access to select research insights from The Hackett Group’s procurement membership advisory teams. The Hackett Group will also host Webcasts and provide seats at selected virtual events for CASME members.

On Tuesday, February 19, 2019 senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter]. For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 19, 2019 and will run through 5:00 P.M. ET on Tuesday, March 5, 2019. To access the rebroadcast, please dial (866) 458-4758.  For International callers, please dial (203) 369-1315.In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 19, 2019 and will run through 5:00 P.M. ET on Tuesday, March 5, 2019. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 15,200 benchmarking and performance studies with major corporations and government agencies, including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 87% of the DAX 30 and 59% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,
	2018	2017	2018	2017
Revenue:
Revenue before reimbursements ("net revenue")	$61,595	$62,307	$264,523	$255,131
Reimbursements	4,940	4,622	21,364	21,468
Total revenue	66,535	66,929	285,887	276,599

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	35,979	35,744	159,614	153,357
Non-cash stock compensation expense	900	1,015	3,815	4,409
Acquisition-related compensation expense (benefit)	14	540	(535)	1,582
Acquisition-related non-cash stock compensation expense	575	795	2,027	2,515
Reimbursable expenses	4,940	4,622	21,364	21,468
Total cost of service	42,408	42,716	186,285	183,331

Selling, general and administrative costs	14,352	14,880	58,516	57,473
Non-cash stock compensation expense	743	903	3,238	3,330
Amortization of intangible assets	580	615	2,369	2,090
Acquisition-related costs	—	—	—	378
Acquisition-related contingent consideration liability	(614)	—	(4,364)	—
Impairment of assets (3)	6,269	—	6,269	—
Restructuring costs	—	—	—	1,293
Total selling, general, and administrative expenses	21,330	16,398	66,028	64,564

Total costs and operating expenses	63,738	59,114	252,313	247,895

Income from operations	2,797	7,815	33,574	28,704

Other expense:
Interest expense	(123)	(183)	(638)	(584)

Income from continuing operations before income taxes	2,674	7,632	32,936	28,120
Income tax expense (benefit)	(41)	(1,203)	5,577	2,564
Income from continuing operations	2,715	8,835	27,359	25,556
Gain (loss) from discontinued operations	(2,851)	606	(3,450)	1,798
Net income (loss)	$(136)	$9,441	$23,909	$27,354

Weighted average common shares outstanding:
Basic	29,517	28,735	29,379	28,852
Diluted	32,677	32,022	32,330	32,196

Basic net income per common share:
Income per common share from operations	$0.09	$0.31	$0.93	$0.89
Income (loss) per common share from discontinued operations (2)	(0.09)	0.02	(0.12)	0.06
Net income per common share	$(0.00)	$0.33	$0.81	$0.95

Diluted net income per common share:
Income per common share from operations	$0.08	$0.27	$0.85	$0.79
Income (loss) per common share from discontinued operations	(0.08)	0.02	(0.11)	0.06
Net income per common share	$(0.00)	$0.29	$0.74	$0.85

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

Pro forma data (1):
Income from operations before income taxes	$2,674	$7,632	$32,936	$28,120
Non-cash stock compensation expense	1,643	1,918	7,053	7,739
Acquisition-related compensation expense (benefit)	14	540	(535)	1,582
Acquisition-related non-cash stock compensation expense	575	795	2,027	2,515
Acquisition-related costs	—	—	—	378
Acquisition-related contingent consideration liability	(614)	—	(4,364)	—
Impairment of assets (3)	6,269	—	6,269	—
Restructuring costs	—	—	—	1,293
Amortization of intangible assets	580	615	2,369	2,090
Pro forma income before income taxes	11,141	11,500	45,755	43,717
Pro forma income tax expense	2,785	3,450	11,439	13,115
Pro forma net income	$8,356	$8,050	$34,316	$30,602

Pro forma basic net income per common share	$0.28	$0.28	$1.17	$1.06
Weighted average common shares outstanding	29,517	28,735	29,379	28,852

Pro forma diluted net income per common share	$0.26	$0.25	$1.06	$0.95
Weighted average common and common equivalent shares outstanding	32,677	32,022	32,330	32,196

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related one-time expense, cash and stock compensation expense (benefit), restructuring and impairment charges and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results.
The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company's REL Working Capital group.

(3) The charge for the impairment of assets relates to the discontinuance of the Hackett Performance Exchange and the Working Capital training course.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 28,	December 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$13,808	$17,512
Accounts receivable and unbilled revenue, net	54,807	52,267
Prepaid expenses and other current assets	4,339	2,511
Assets related to discontinued operations (4)	137	2,995
Total current assets	73,091	75,285

Property and equipment, net	19,750	18,851
Other assets	3,704	6,021
Goodwill, net	84,207	85,074
Total assets	$180,752	$185,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,429	$8,434
Accrued expenses and other liabilities	34,498	42,685
Liabilities related to discontinued operations (4)	2,300	329
Total current liabilities	44,227	51,448
Non-current accrued expenses and other liabilities	-	1,268
Long-term deferred tax liability, net	6,435	6,240
Long-term debt	6,500	19,000
Total liabilities	57,162	77,956

Shareholders' equity	123,590	107,275
Total liabilities and shareholders' equity	$180,752	$185,231

(4) The assets and liabilities related to discontinued operations relate to the discontinuance of the Company's European Working Capital Group.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 28,	December 29,	September 28,
	2018	2017	2018
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (5)	$52,906	$52,435	$60,225
SAP Solutions (6)	8,689	9,872	7,958
Net revenue (7)	$61,595	$62,307	$68,183

Revenue Concentration:
(% of total revenue)
Top customer	4%	4%	7%
Top 5 customers	16%	13%	19%
Top 10 customers	24%	20%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,003	1,011	1,046
Total headcount	1,246	1,243	1,290
Days sales outstanding (DSO)	75	72	70
Cash provided by operating activities (in thousands)	$8,056	$7,559	$9,521
Pro forma return on equity (8)	30%	32%	32%
Depreciation (in thousands)	$609	$601	$652
Amortization (in thousands)	$580	$615	$585

Remaining Plan authorization:
Shares purchased (in thousands)	15	-	-
Cost of shares repurchased (in thousands)	$240	$—	$—
Average price per share of shares purchased	$16.01	$—	$—
Remaining Plan authorization (in thousands)	$6,934	$3,138	$7,174

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	14	6	8
Cost of shares purchased (in thousands)	$274	$89	$118
Average price per share of shares purchased	$19.74	$15.37	$15.77

(5)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.

(6)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 50% of which are offshore resources.
(7)	Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.
(8)	Twelve months of pro forma net income divided by average shareholder's equity.
(9)	Certain reclassifications have been made to conform with current reporting requirements.